As filed with the Securities and Exchange Commission on January 22, 2013

Registration No. 333-152091

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0209289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1680-1140 West Pender Street

Vancouver, BC V6E 4G1

(604) 689-4440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stefan B. Schulz	Copies to:
Chief Financial Officer	Ryan G. Miest
Digital River, Inc.	Fredrikson & Byron, P.A.
10380 Bren Road West	200 South Sixth Street, Suite 4000
Minnetonka, MN 55343	Minneapolis, MN 55402
(952) 253-1234	Fax: (612) 492-7077
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  This post-effective amendment de-registers all shares of common stock registered hereunder and remaining unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

On July 2, 2008, LML Payment Systems Inc. (the “Company”) filed a registration statement on Form S-1 (File No. 333-152091) (the “Registration Statement”), which was declared effective on July 17, 2008.  The Registration Statement registered the sale by the selling stockholders identified therein of a total of 4,400,000 shares of the Company’s common stock, no par value (the “Common Stock”). On January 28, 2009, the Company filed Post-Effective Amendment No. 1 to the Registration Statement for the purpose of converting such Registration Statement on Form S-1 into a Registration Statement on Form S-3, which Post-Effective Amendment No. 1 was declared effective on February 5, 2009. The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to withdraw and remove from registration the unissued and unsold shares of Common Stock previously registered under the Registration Statement. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on January 22, 2013.

LML PAYMENT SYSTEMS INC.

By	/s/ Stefan B. Schulz
Stefan B. Schulz
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Donnelly	President, Chief Operating Officer and Director	January 22, 2013
Thomas M. Donnelly	(principal executive officer)

/s/ Stefan B. Schulz	Chief Financial Officer	January 22, 2013
Stefan B. Schulz	(principal financial and accounting officer)

/s/ Kevin L. Crudden, Esq.	Director	January 22, 2013
Kevin L. Crudden, Esq.